PROMISSORY NOTE
$1,500,000                                                   January 27, 2000

     WHEREAS, Medicore, Inc., a Florida corporation, is in need of capital for a financing transaction; and

     WHEREAS, Dialysis Corporation of America, a Florida corporation and a 68% owned subsidiary of Medicore, Inc., seeks to provide the needed financing to its parent pursuant to the provisions and terms of this Note;

     NOW, THEREFORE, FOR VALUE RECEIVED, Borrower, promises to pay to the order of the Lender (to its successors and assigns), or the Holder of this Note, the Principal Sum of One Million Five Hundred Thousand ($1,500,000) Dollars, or Two Million ($2,000,000) Dollars should Borrower increase this
Note in accordance with its terms by the Additional Sum, with interest on the Principal Sum of this Note outstanding from time to time, as provided by the rates and terms below.


Definitions
-----------

     a. "Additional Sum" shall mean an additional Five Hundred Thousand ($500,000) Dollars which Borrower has the option of borrowing from Lender within ninety (90) days of and under the same terms and conditions of this Note.

     b.  "Borrower" shall mean MEDICORE, INC.

     c.  "Event of Default" shall mean any event described in Section 3.

     d. "Financing" shall mean this initial loan of One Million Five Hundred Thousand ($1,500,000) Dollars made to the Borrower by the Lender under this Note, as may be increased by the Additional Sum.

     e. "Holder" shall mean the Lender or any successor or assignee of the Lender.

     f.  "Lender" shall mean DIALYSIS CORPORATION OF AMERICA.

     g. "Linux" shall mean THE LINUX FUND, INC., a Delaware corporation, which entered into a Loan Agreement with Borrower as of the date of this Note.

     h. "Loan Agreement" shall mean the Investment and Loan Agreement between the Borrower and Linux dated January 27, 2000.

     i.  "Note" shall mean this Promissory Note which evidences the Financing.

     j. "Person" shall mean a corporation, an association, a partnership, a joint venture, a joint stock company, a trust, an organization, a business, an individual or any government agency or entity.

     k. "Principal Sum" shall mean the entire outstanding principal balance of the Financing under this Note as of the date which such calcula-tion or determination shall be made exclusive of accrued interest.

     l. "Purpose" shall mean the financing by Borrower to Linux in accordance with the Loan Agreement.


Section 1. Terms of the Note and Payment
           -----------------------------

     1.1  Advances and Aggregate Principal.  This Note evidences the
          --------------------------------
Financing provided by the Lender to or on behalf of the Borrower. The aggre-gate Principal Sum outstanding under this Note shall not exceed Two Million ($2,000,000) Dollars.

     1.2  Payment.  The entire unpaid Principal Sum of this Note, together
          -------
with any accrued interest thereon, shall be due and payable on January 26, 2001.

     1.3  Manner of Payment.  Payment of the Principal Sum and interest
          -----------------
accrued on such Principal Sum under this Note shall be made in lawful money of the United States of America at the offices of the Lender, 27 Miller Avenue, Lemoyne PA 17043, or at such other place as the Lender (or Holder) may at any time designate in writing to the Borrower.

     1.4  Financing Proceeds.  The Borrower shall use the proceeds of the
          ------------------
Financing under this Note as provided for in the Loan Agreement, and which is consistent with all applicable laws and statutes.


Section 2. Interest Rate

     2.1  Rate.  Interest shall accrue upon the Principal Sum of this Note
          ----
at a rate of interest equal to ten percent (10%) per annum, from the date hereof until the Principal Sum is fully paid. All interest accruing upon the Principal Sum of this Note shall be calculated on the basis of a 360 day year, but interest will accrue and be paid on the basis of the actual number of days elapsed in each year.


Section 3. Default
           -------

     3.1 The occurrence of any one or more of the following events shall con-stitute an "Event of Default":

     a. Borrower fails to pay in full the Principal Sum or interest due hereunder promptly when it becomes due.

     b. Borrower fails or neglects to observe, perform or comply with the terms, conditions, covenants or warranties contained in this Note or the Loan Agreement required to be observed, performed or complied with by Borrower;

     c. The occurrence of any material uninsured damage to or loss, theft or destruction of any of Borrower's property;

     d. Borrower is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business;

     e. Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes the cessation or substantial curtailment of the Borrower's revenue producing activities for 30 days or more;

     f. The entry of judgment or the issuance of a warrant of attachment, execution or similar process against the Borrower or its property in excess of $250,000, which shall not be dismissed, discharged or bonded within thirty (30) days;

     g.  Borrower ceases to hold a majority interest in the Lender;

     h. The occurrence of any material adverse change in the financial condition of the Borrower; or

     i. Borrower shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject to any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) be dissolved or otherwise fail to maintain its legal existence.

     3.2  Acceleration of the Loan Upon Default.  If at any time the Holder
          -------------------------------------
learns that any warranty, representation, certificate or statement of Borrower (whether contained in this Note or not) pertaining to or in connec-tion with this Note or the Loan Agreement is not true, or upon the happening of any Event of Default as defined herein, the entire amount of the Principal Sum with accrued interest shall become due and payable forthwith without notice or demand. In no event and under no circumstances shall Holder be entitled to unaccrued or unearned interest. In the Event of Default, the Principal Sum and any accrued and unpaid interest shall bear interest from the time of such Event of Default at the maximum legal rate permissible.


Section 4. Representations And Warranties
           ------------------------------

     In order to induce the Lender to enter into this Note, the Borrower makes the following continuing representations to the Lender:

     4.1 Organization and Power.  The Borrower is a duly authorized corpora-
         ----------------------
tion in good standing under the laws of the State of Florida and is qualified to do business and is in good standing in every other jurisdiction where the nature of its business requires it to be so qualified.

     4.2 Authority.  The execution, delivery and performance of this Note by
         ---------
Borrower have been duly authorized by all necessary action on the part of Borrower. Borrower has all requisite power to execute, deliver and perform under this Note, and the performance by Borrower under this Note is not prohibited by, and does not violate any provisions of or result in the breach of (i) any judgment, order or decree applicable to Borrower, (ii) the certificate of incorporation or by-laws of Borrower, or (iii) any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement to which Borrower s a party or by which it is bound, and has not resulted and will not result in the creation or imposition of any lien, security interest or encumbrance in favor of any third party on any of Borrower's assets. This Note has been duly executed and delivered by Borrower and, assuming due execution and delivery by Lender, is a valid and legally binding obligation of Borrower enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

     4.3 Consents and Approvals.  Neither the execution and delivery of this
         ----------------------
Note by Borrower, the consummation by Borrower of the transactions contem-plated hereby nor compliance by Borrower with any of the provisions hereof will (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority,
(ii) result in a default (or give rise to any right or termination, can-cellation or acceleration) under any of the terms, conditions or provisions of any indenture, mortgage, note, lien, license, government registration, contract, lease, agreement or other instrument or obligation to which Borrower is a party or by which Borrower or any of its assets may be bound; or (iii) violate any order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation applicable to Borrower or any of its assets.

    4.4 Litigation and Government Regulation.  There are no actions, suits or
        ------------------------------------
proceedings pending or, to the knowledge of the Borrower, threatened against or effecting the Borrower at law or in equity before any court or adminis-trative officer or agency which might result in a material adverse change in the business or financial condition of the Borrower.

     4.5 Taxes.  The Borrower is not delinquent in the payment of any taxes
         -----
which have been levied or assessed by any governmental authority against it or its assets. The Borrower has timely filed all tax returns which are required to be filed by law.


Section 5. Prepayment
           ----------

     The Principal Sum may be paid, in whole or in part, in advance of the stated maturity date as per Section 1.2 (any such payment referred to as "Prepayment") at any time without penalty provided that all accrued but unpaid interest including the interest on the date of Prepayment is paid in full. All payments shall be applied when received first to the payment of interest on the Principal Sum and then to reduce the Principal Sum.


Section 6. Governing Law
           -------------

     This Note shall be governed and construed according to the laws of the State of Florida.

Section 7. Severability
           ------------

     The parties hereto intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Note shall be found by a court of law to be in violation of any applicable local, state or federal law or judicial decision, the rights and obligations under the remainder of this Note shall continue in full force and effect.


Section 8. Jury Waiver.
           -----------

     Lender and Borrower do hereby knowingly, voluntarily, unconditionally and intentionally waive the right to trial by jury in respect of any litiga-tion based hereon, or arising out of or in connection with this Note.


Section 9. No Usury.
           --------

     It is hereby expressly agreed that if under any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit validly prescribed by applicable usury statutes or any other laws with regard to obligations of like character and amount, then ipso facto the obligations to be fulfilled shall be reduced to the limit of such statutes or laws, so that in no event shall any exaction be possible under this Note that is in excess of the limit, but such obligation shall be fulfilled to the maximum limit. All agreements herein are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid Principal Sum hereof, or otherwise shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the Financing exceed the highest lawful rate. In the event the maximum rate is eliminated, the maximum rate of interest hereunder shall be adjusted simultaneously with the effective date of the amendment eliminating the maximum usury rate which, however, shall never exceed any criminal usury rate then in effect. In the event the total liability for payments of interest and payments in the nature of interest including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by any applicable usury laws, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between or to any party hereto, be applied to reduce the accrued interest hereunder, if any, and then to a reduction of the Principal Sum immediately upon receipt of such sums by the Holder, or shall be refunded to Borrower, with the same force and effect as though the undersigned had specifically designated such excess sums to be so applied; provided, however, that the Holder of this Note may, at any time and from time to time, elect, by notice in writing to the undersigned, to waive, reduce or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums and apply them as set forth above. It is the intention of the parties that the Borrower does not intend or expect to pay nor does the Holder intend or expect to charge, accept or collect any interest under this Note or the Financing greater than the highest rate of interest which may be charged under applicable law.


Section 10. Miscellaneous
            -------------

     10.1  All Changes in Writing.  Neither this Note or any provisions
           ----------------------
herein may be changed, amended or terminated orally. All changes to this Note must be made in writing signed by all parties, or their agents, herein.

     10.2  Headings.  The section headings of this Note are for reference
           --------
only and are to be given no effect in construction or interpretation of the Note.

     10.3  Borrower Waivers.  With respect to the Principal Sum and all
           ----------------
accrued interest and any and all obligations under this Note, Borrower waives the following: (1) all rights of exemption of property for levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof; (2) demand, presentment, protest, notice of dishonor, suit against any party and all other requirements necessary to charge or hold Borrower liable on the Principal Sum and all accrued interest; (3) all statutory provisions and requirements for the benefit of Borrower, now or hereafter in force, to the extent that same may be waived; (4) the right to interpose any set-off or counterclaim of any nature or description in any litigation in which the Holder and Borrower shall be adverse parties. Borrower agrees that the Principal Sum and all accrued interest may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, discharged or released by the Holder, all without notice to or further reservations of rights against Borrower and all without in any way affecting or releasing the liability of Borrower. Borrower agrees to pay all filing fees and taxes and all costs of collecting or securing or attempting to collect or secure the Principal Sum, accrued interest and any other obligations under the Note, including attorneys' fees, whether or not involving litigation and/or appellate proceedings.

     10.4  Use of Certain Terms.  The words "herein," "hereof," "hereunder"
           --------------------
and other words of similar import refer to this Note as a whole and not to any particular section of this Note unless specifically stated otherwise in this Note.

     10.5  Assignment.  Borrower may not sell, assign or transfer its duties
           ----------
and obligations under this Note.

     10.6  Disbursement of Financing Proceeds.  Borrower hereby authorizes
           ----------------------------------
and directs Lender to disburse, for and on behalf of Borrower, the proceeds of the Financing made by Lender to Borrower to such Persons as Borrower shall direct, whether in writing or orally.

     10.7  Remedies.  The Holder shall not by any act, delay, omission or
           --------
otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid, unless in writing and signed by the Holder. All rights and remedies of the Holder under the terms of this Note and under any statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Borrower agrees that the Holder shall be entitled to all the rights of a holder in due course of a negotiable instrument.

     10.8  Notice.  Any notice required to be given to any Person shall be
           ------
deemed sufficient if mailed, postage prepaid, to such Person's address as it appears on this Note, or, if none appears, to any address in the Holder's files. The Holder shall have the right unilaterally to correct patent errors in this Note.

     10.9  Non-Conditional Liability.  Borrower shall be liable for all
           -------------------------
indebtedness represented by this Note and has subscribed its name hereto without condition that anyone else should sign or become bound hereon and without any other condition whatever being made. The provisions of this Note are binding on the administrators, assigns and successors of Borrower, and shall inure to the benefit of the Holder, its successors and assigns. This Note is executed under the seal of the Borrower.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Note as of the day and year first above written.

                                       MEDICORE, INC.

                                           /s/ Thomas K. Langbein

                                       By:--------------------------------
                                          THOMAS K. LANGBEIN, Chairman of
                                          the Board, CEO and President

                              ACKNOWLEDGEMENT

STATE OF NEW JERSEY  )
                     :   ss.:
COUNTY OF BERGEN     )

Before me personally appeared THOMAS K. LANGBEIN, as Chairman of the Board, CEO and President of MEDICORE, INC., a Florida corporation, to me well known and known to me to be the person described in and who executed the foregoing instrument, and acknowledged to and before me that he executed said instrument of the purposes therein expressed, on behalf of the corporation.

WITNESS my had and official seal, this 27th day of January, 2000.


                                       ----------------------------------
                                       Notary Public, State of New Jersey
                                       My commission expires:

                                               [NOTARIAL SEAL]